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                                                                   EXHIBIT 10.21



               SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

        Altera Corporation ("ALTERA") and MICHAEL JACOBS ("EMPLOYEE") desire to enter into an agreement providing economic assistance to EMPLOYEE in connection with the termination of his employment and covering other matters relating to the cessation of EMPLOYEE's employment with ALTERA.

        Accordingly, for and in consideration of the commitments set forth herein, EMPLOYEE and ALTERA agree as follows:

        1. Termination of Employment. EMPLOYEE's employment with ALTERA will cease effective the close of business on November 15, 2001 (the "Termination Date"). The Termination Date shall be considered the termination date of EMPLOYEE's employment with ALTERA, and EMPLOYEE shall not be considered an employee of ALTERA after the Termination Date for any purpose.

        2. Benefits. Subject to the terms of this Agreement, ALTERA agrees to provide EMPLOYEE with the following benefits:

           (a) ALTERA shall provide EMPLOYEE with a lump-sum payment equal to one year of his original base salary ($300,000), less applicable taxes in accordance with ALTERA's payroll practices. The payment shall be made on January 15, 2002, the first regularly-scheduled Altera payday in 2002.

           (b) ALTERA agrees to pay for EMPLOYEE's share of COBRA payments for one year following the Termination Date, provided, however, that if EMPLOYEE becomes eligible during that time for medical insurance coverage from a new employer, ALTERA's COBRA payments on behalf of EMPLOYEE shall cease. EMPLOYEE agrees to advise ALTERA immediately should he obtain new employment within the one-year period encompassing the COBRA payments.

           (c) ALTERA will accelerate the vesting of one year's worth (200,000 shares) of EMPLOYEE's common stock options, which would have vested between the Termination Date and November 15, 2002. Those options will fully vest on the Effective Date of this Agreement and EMPLOYEE will have one (1) year from the Termination Date to exercise the options.

           (d) Twenty-five percent (25%) of EMPLOYEE's Restricted Stock grant (12,500 shares) shall vest as scheduled on January 11, 2002. Following the Termination Date, ALTERA shall have ninety (90) days to repurchase the remaining fifty percent (50%) of EMPLOYEE's unvested Restricted Stock (25,000 shares) at the original purchase price per share, for a total repurchase price of $12.50.

        3. Consideration. EMPLOYEE acknowledges that the terms of this Agreement constitute valid consideration for the release of claims hereunder.

        4. Releases.

           (a) EMPLOYEE, his representatives, heirs, successors, and assigns, do hereby




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completely release and forever discharge ALTERA, its affiliate and subsidiary corporations, and their shareholders, officers, directors, agents, employees, attorneys, successors, and assigns (referred to hereinafter collectively as "COMPANY") from all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind, nature, and character whatsoever, known or unknown, which EMPLOYEE may now have or has ever had against the COMPANY including, without limitation, those arising from or in any way connected with the employment of EMPLOYEE by ALTERA or termination thereof, whether based on tort, contract or any federal, state or local law, statute or regulation, including without limitation any claims EMPLOYEE may have under the federal Age Discrimination Act (29 U.S.C. Section 621, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e et seq.), or the California Fair Employment and Housing Act (Gov't Code Section 12900 et seq.). Nothing in this Agreement shall affect ALTERA's indemnification of EMPLOYEE through the Company's indemnification policy, which covers Executive Officers such as EMPLOYEE.

           (b) EMPLOYEE further agrees that he will not file, nor cause to be filed, in any court or with any governmental agency, any action, claim, or charge against the COMPANY arising from or in any way connected with EMPLOYEE's employment with ALTERA, including without limitation, the termination thereof.

           (c) ALTERA, on behalf of itself, its predecessors, successors, assigns, majority-owned subsidiaries and affiliates, shareholders, directors, officers, partners, and any other entity or person claiming by, through or under any of the foregoing, does hereby release EMPLOYEE, and each of his representatives, heirs, successors, and assigns, from any and all claims, demands, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring prior to the Effective Date of this Agreement, with the exception of any obligations arising under or out of this Agreement.

        5. Acknowledgement of Waiver of Claims under ADEA. EMPLOYEE acknowledges that he is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. EMPLOYEE acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which EMPLOYEE was already entitled prior to his execution of this Agreement. EMPLOYEE further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has up to twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

        6. Civil Code Section 1542. It is understood and agreed that this is a full and final release covering all known, unknown, anticipated, and unanticipated injuries, debts, claims, or damages to EMPLOYEE or ALTERA which may have arisen or may be connected with the employment of EMPLOYEE by ALTERA or the termination thereof. EMPLOYEE and ALTERA hereby waive any and all rights or benefits that they may now have, or in the future may have, under the terms of
Section 1542 of the California Civil Code, which provides as follows:

           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE




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           RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS
           SETTLEMENT WITH THE DEBTOR.

           In that regard, EMPLOYEE and ALTERA hereby acknowledge that they may have sustained losses which are presently unknown or unsuspected, that such damages and other losses as were sustained may give rise to additional complaints, actions, causes of action, claims, demands and debts in the future. Nevertheless, EMPLOYEE and ALTERA acknowledge that this Release has been negotiated and agreed upon in light of this realization and, being fully aware of this situation, EMPLOYEE and ALTERA nevertheless intend hereby to release, acquit and forever discharge one another from any and all such unknown claims including damages which are unknown or unanticipated.

        7. Proprietary Information. Following the Termination Date, EMPLOYEE shall continue to maintain the confidentiality of all confidential and proprietary information of ALTERA and shall continue to comply with the terms and conditions of the Employee Proprietary Information Agreement between EMPLOYEE and ALTERA. Employee understands and agrees that he has an obligation to preserve as confidential all proprietary, technical and business information pertaining to ALTERA, its customers, suppliers, distributors and licensees, and any other companies whose information ALTERA has agreed to keep confidential and to which EMPLOYEE had access during his employment. In addition, EMPLOYEE agrees to promptly return to ALTERA all of ALTERA's property and confidential and proprietary information in his possession.

        8. Confidentiality. EMPLOYEE and ALTERA understand and agree that this Agreement, and each and every provision hereof, is confidential and shall not be disclosed by either party to any person (including employees of ALTERA not having a need to know as defined in the sole discretion of ALTERA), firm, organization or entity, of any and every type, public or private, for any reason, at any time, without the prior written consent of the other party, unless required by law, or if such information is provided under the obligation of confidentiality to outside financial auditors/tax advisors and attorneys. This Paragraph shall be deemed a material term of this Agreement and shall survive the expiration date of its operative terms.

        9. No Admission of Liability. It is understood and agreed that the furnishing of the consideration of this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by ALTERA. Liability for any and all claims is expressly denied by ALTERA.

        10. Entire Agreement. EMPLOYEE and ALTERA agree that they have had the opportunity to be represented in the negotiation of this Agreement by individuals of their own choosing, that they have read the Agreement and fully understand its legal effect, that the Agreement contains all of the promises and represents the entire agreement that they have made, and that they are entering into this Agreement freely and not on the basis of promises that are not stated in this Agreement. EMPLOYEE specifically acknowledges that he has been advised to consult an attorney regarding the terms of this Agreement.

        11. Effective Date. This Agreement is effective seven (7) days after it has been signed by both parties.

        12. Severability. In the event any term of this Agreement shall be found to be null or void, the remaining terms shall continue to have full force and effect.




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        13. Governing Law. This Agreement shall be governed by the laws of the
State of California.





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        IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.



EMPLOYEE                                   ALTERA CORPORATION

MICHAEL JACOBS



/s/ Michael Jacobs                         By:  /s/ Jack Fitzhenry
---------------------------------             ---------------------------------
                                               Jack Fitzhenry
                                               Vice President, Human Resources


Date:  10/19/01                            Date:  10/19/01
     ----------------------------               -------------------------------




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November 6, 2001







Dear Mike,


Per your request, this letter clarifies the meaning of Paragraph 2(c) of the Separation Agreement and General Release of Claims between you and Altera that you executed on October 19, 2001. Please be advised that you shall have one (1) year from your Termination Date of November 15, 2001, to exercise all of your vested and unexercised Altera stock options, whether or not the options vested pursuant to the terms of your Separation Agreement or in the regular course of your stock option agreement(s) with Altera.

So as to indicate your understanding and acceptance of the foregoing, please countersign below and return this letter to me at your earliest convenience. I have enclosed an additional copy of this letter so that you have one for your records as well.

Should you have any further questions or concerns, please do not hesitate to contact me.


Sincerely,


/s/ Jack Fitzhenry
Jack Fitzhenry
Vice President, Human Resources

I understand and agree to the foregoing clarification of my Separation Agreement and General Release of Claims.



 /s/ Michael Jacobs                   11/6/01
-----------------------             -----------
Michael Jacobs                      Date





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